                                                           EXHIBIT 23.3


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 1997, which appears on page 21 of the annual report on From 10-K of View Tech, Inc. and subsidiary for the year ended December 31, 1997, and to the reference to our Firm in this Registration Statement.

/s/ CARPENTER, KUHEN & SPRAYBERRY
---------------------------------

CARPENTER, KUHEN & SPRAYBERRY
Oxnard, California
August 20, 1998